Exhibit 99.1

Saia Reports Record Second Quarter Earnings per Share of $0.75

JOHNS CREEK, GA. – July 29, 2015 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported second quarter 2015 results.

Second Quarter 2015 Compared to Second Quarter 2014 Results

•	Revenues were $323 million, a 2.1% decrease
•	Operating income increased 38% to $31.3 million
•	Diluted earnings per share were $0.75 compared to $0.53
•	Operating ratio improved to 90.3 compared to 93.1
•	LTL shipments were down 2.9% as LTL tonnage decreased 6.0%
•	LTL revenue per hundredweight increased by 3.9% despite the impact of lower year-over-year fuel surcharges

“I am very pleased to report our fourth consecutive quarter of record earnings and would note that the results were achieved with improvements across our organization.  We are especially pleased with the improved safety and cargo claims results in the quarter.  Network optimization efforts continue to be successful and our purchased transportation costs were down nearly 28% in the quarter, ” said Saia President and Chief Executive Officer, Rick O’Dell.

“Strong yield improvements continued in the quarter and though we will continue to face difficult tonnage comparisons for the rest of the year, our network is balanced and our sales force is focused on finding customers that find our value proposition to be compelling,” O’Dell added.

Financial Position and Capital Expenditures

Total debt was $108.6 million at June 30, 2015 and inclusive of the $3.7 million of cash on hand, net debt to total capital was 20.8% at quarter end.  This compares to total debt of $83.0 million and net debt to total capital of 17.7% at December 31, 2014.

Net capital expenditures in the first half of the year were $73.3 million including equipment acquired with capital leases.  This compares to $66.7 million spent in the first half of 2014.  The Company currently plans net capital expenditures in 2015 of approximately $125 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-438-5519 or 719-325-2464 referencing conference ID #2753051.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through August 4, 2015 at 2:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states.  For more information on Saia, Inc. visit  the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Saia, Inc. Second Quarter 2015 Results

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; failure to achieve acquisition synergies; competitive initiatives and pricing pressures, including in connection with fuel surcharge; loss of significant customers; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; cyber security risks; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of recently enacted healthcare reform legislation; social media risk; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,663	$4,367
Accounts receivable, net	146,202	128,367
Prepaid expenses and other	44,132	56,902
Total current assets	193,997	189,636

PROPERTY AND EQUIPMENT:
Cost	957,345	891,145
Less: accumulated depreciation	429,698	407,505
Net property and equipment	527,647	483,640
OTHER ASSETS	34,695	13,169
Total assets	$756,339	$686,445

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$49,939	$42,388
Wages and employees' benefits	38,844	28,777
Other current liabilities	49,017	50,176
Current portion of long-term debt	11,215	9,138
Total current liabilities	149,015	130,479

OTHER LIABILITIES:
Long-term debt, less current portion	97,419	73,897
Deferred income taxes	74,224	78,406
Claims, insurance and other	34,689	36,757
Total other liabilities	206,332	189,060

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	226,891	223,713
Deferred compensation trust	(3,133)	(2,189)
Retained earnings	177,209	145,357
Total stockholders' equity	400,992	366,906
Total liabilities and stockholders' equity	$756,339	$686,445

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2015 and 2014
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2015	2014	2015	2014
OPERATING REVENUE	$323,480	$330,399	$616,502	$630,129

OPERATING EXPENSES:
Salaries, wages and employees' benefits	170,465	160,204	328,194	310,426
Purchased transportation	20,184	27,926	37,898	49,917
Fuel, operating expenses and supplies	69,165	81,276	136,310	161,235
Operating taxes and licenses	9,411	8,993	18,507	17,968
Claims and insurance	6,361	14,177	11,198	23,695
Depreciation and amortization	16,561	15,087	31,760	28,928
Operating loss (gains), net	52	(5)	121	(12)
Total operating expenses	292,199	307,658	563,988	592,157

OPERATING INCOME	31,281	22,741	52,514	37,972

NONOPERATING EXPENSES:
Interest expense	1,074	1,177	2,093	2,493
Other, net	(14)	(35)	(65)	(65)
Nonoperating expenses, net	1,060	1,142	2,028	2,428

INCOME BEFORE INCOME TAXES	30,221	21,599	50,486	35,544
Income tax expense	10,974	8,031	18,634	13,400
NET INCOME	$19,247	$13,568	$31,852	$22,144

Average common shares outstanding - basic	24,936	24,484	24,870	24,434
Average common shares outstanding - diluted	25,561	25,447	25,526	25,396

Basic earnings per share	$0.77	$0.55	$1.28	$0.91
Diluted earnings per share	$0.75	$0.53	$1.25	$0.87

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2015 and 2014
(Amounts in thousands)
(Unaudited)
	Six Months
	2015	2014
OPERATING ACTIVITIES:
Net cash provided by operating activities	$67,045	$46,875
Net cash provided by operating activities	67,045	46,875

INVESTING ACTIVITIES:
Acquisition of business	(22,238)	–
Acquisition of property and equipment	(56,466)	(67,077)
Proceeds from disposal of property and equipment	517	421
Net cash used in investing activities	(78,187)	(66,656)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,571)	(3,571)
Borrowings of revolving credit agreement, net	13,000	22,422
Proceeds from stock option exercises	2,629	2,559
Other financing activities	(1,620)	–
Net cash provided by financing activities	10,438	21,410

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(704)	1,629
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,367	159
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,663	$1,788

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$17,336	$-

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2015 and 2014
(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2015	2014	Change	2015	2014	Change
Workdays					64	64

Operating ratio		90.3%	93.1%

Tonnage (1)	LTL	960	1,021	(6.0)	15.00	15.96	(6.0)
	TL	200	228	(12.4)	3.12	3.56	(12.4)

Shipments (1)	LTL	1,683	1,732	(2.9)	26.29	27.07	(2.9)
	TL	29	33	(12.4)	0.45	0.51	(11.8)

Revenue/cwt. (2)	LTL	$15.42	$14.85	3.9
	TL	$5.93	$5.70	3.9

Revenue/shipment (2)	LTL	$176.02	$175.09	0.5
	TL	$830.27	$798.13	4.0

Pounds/shipment	LTL	1,141	1,179	(3.2)
	TL	14,012	14,000	0.1

Length of Haul		778	759	2.5

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.